UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  February 28, 2012

MICRON TECHNOLOGY, INC.

Delaware (State of Incorporation)	1-10658 (Commission File Number)	75-1618004 (IRS Employer Identification No.)
8000 South Federal Way Boise, Idaho 83716-9632
(Address of principal executive offices)
(208) 368-4000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Overview

On February 28, 2012, Micron Technology, Inc. (“Micron”) entered into agreements with Intel Corporation (“Intel”), with certain subsidiaries of Micron and Intel, with IM Flash Singapore LLP, a joint venture through which subsidiaries of Micron and Intel currently manufacture NAND flash memory products in Singapore (“IMFS”), and with IM Flash Technologies, LLC, a joint venture through which Micron and Intel currently manufacture NAND flash memory products in the United States (“IMFT”).  These agreements provide for, among other things, (a) the extension of the term of the IMFT joint venture and the expansion of the scope of that joint venture to also include certain emerging memory technologies, (b) the purchase by Micron Semiconductor Asia Pte. Ltd., a wholly owned subsidiary of Micron (“Micron Singapore”), of the business of IMFS, (c) the purchase by Micron of the assets of IMFT located at IMFT’s manufacturing operations in Manassas, Virginia (“MTV”), and (d) the amendment or termination of certain existing agreements relating to IMFT and IMFS.  In connection with the purchase transactions described above, Micron and Micron Singapore expect to pay a purchase price of approximately $600 million net of distributions received by Micron and Micron Singapore from IMFT and IMFS, which amount approximates the book value of the related acquired assets.  The parties will continue to share output of IMFT and certain research and development costs generally in proportion to their respective investments in IMFT.  The IMFS supply agreements with subsidiaries of Micron and Intel will be terminated, and Micron and a subsidiary of Micron will enter into new agreements to supply NAND flash memory products and certain emerging technology memory products to Intel.  The consummation of the transactions contemplated by these agreements is subject to the satisfaction of customary closing conditions.  Set forth below are brief descriptions of the material agreements related to the transactions.

Master Agreement

Micron and Micron Singapore entered into a Master Agreement (the “Master Agreement”) with Intel, Intel Technology Asia Pte. Ltd (“Intel Technology”), IMFT and IMFS, which contemplate the agreements described above, that certain other agreements among the parties will be executed (the “Transactions”) and that certain actions will be taken with respect to existing agreements among the parties, including the (a) amendment of the limited liability company operating agreement of IMFT (the “Operating Agreement”), (b) amendments to supply agreements between IMFT and each of Micron and Intel, (c) execution of new supply agreements among Micron, a subsidiary of Micron and Intel, (d) termination of the existing supply agreements between IMFS and subsidiaries of each of Micron and Intel, (e) termination of the existing lease for the MTV facility, and (f) extension of certain licensed intellectual property rights.  In addition, Intel Technology will resign as a partner in IMFS.  The Master Agreement also provides that upon the consummation of the transactions contemplated by that agreement, IMFS and IMFT will each make a special distribution to its members, consisting of the proceeds received by IMFS and IMFT in connection with the IMFS Business Sale Agreement and the MTV Asset Purchase and Sale Agreement, each as described below.  Micron Singapore and Intel Technology will amend the limited liability partnership agreement of IMFS

(the "LLPA") to conform the rights and obligations of the parties under the LLPA to their rights and obligations under the Master Agreement.

Micron and Intel also amended a prior master agreement related to the formation of IMFT entered into in 2005 to remove provisions that are no longer relevant.

IMFS Business Sale Agreement

Under the IMFS Business Sale Agreement (the “IMFS BSA”), Micron Singapore will purchase the business of IMFS as a going concern (including by purchasing substantially all of the assets and assuming substantially all of the liabilities of IMFS), will pay an amount in cash that is at least equal to the fair market value of the IMFS premises (as previously determined by an appointed third party valuation professional) (the “IMFS Cash Amount”) and will pay an additional amount in the form of a promissory note.  The amount of the promissory note will reflect the balance of the net book value (subject to certain adjustments) of the purchased assets and assumed liabilities of the IMFS business at the time the transaction is consummated after subtracting the IMFS Cash Amount.  The transactions contemplated by the IMFS BSA are subject to certain Singapore regulatory approvals and waivers relating to the transfer of the IMFS business, including approvals from the Jurong Town Corporation relating to the sale of the IMFS premises, and other customary closing conditions.

MTV Asset Purchase and Sale Agreement

The Master Agreement provides that Micron and IMFT will enter into the MTV Asset Purchase and Sale Agreement (the “MTV PSA”).  The MTV PSA provides that Micron will purchase substantially all of the assets of IMFT related to MTV, will assume substantially all of the liabilities of IMFT related to MTV and will pay an amount in cash that is equal to the net book value (subject to certain adjustments) of such purchased assets and assumed liabilities.

IMFT Operating Agreement

The Master Agreement provides that Micron and Intel will enter into an amended Operating Agreement of IMFT.  The amendments to the Operating Agreement will provide that, subject to certain conditions, Micron over time will contribute to IMFT up to an additional US$178.5 million in cash and Intel over time will contribute to IMFT up to an additional US$171.5 million in cash.  The amended Operating Agreement also will provide that IMFT may manufacture certain emerging memory products in addition to NAND flash memory.

The amended Operating Agreement also will extend the term of IMFT to December 31, 2024, unless earlier terminated as provided therein.  The amended Operating Agreement provides that, in the event of dissolution, IMFT’s assets will be auctioned off under a sealed bid process, in which both parties may participate.

The amended Operating Agreement provides for certain buy-sell rights, commencing in 2015, pursuant to which Intel may elect to sell to Micron, or Micron may elect to purchase from Intel, Intel’s interest in IMFT.  If Intel so elects, Micron would set the closing date of the transaction within two years following such election and could elect to receive financing from Intel for one to two years.

Supply Agreements

Upon the consummation of the transactions contemplated by the Master Agreement, IMFT will enter separate amendments to the existing supply agreements with Micron and Intel.  The amended supply agreements will provide for IMFT to sell each party both NAND and certain other memory products.  The Micron and Intel supply agreements are identical to each other in all material respects except that the percentage of output to be purchased by Micron and Intel will be generally consistent with each party’s investment in IMFT.

Upon the consummation of the Transactions contemplated by the Master Agreement, Micron and a subsidiary of Micron will enter into two new supply agreements with Intel pursuant to which Micron will sell certain memory products to Intel. Pricing under these supply agreements will be determined on a cost-plus basis.  In connection with one of these supply agreements, and upon the consummation of the Transactions contemplated by the Master Agreement, Intel will deposit US$300 million with Micron pursuant to a deposit agreement.  Such deposit may, and if and to the extent directed by Intel will, be applied to the supply of products to Intel from Micron, and will be refunded in certain circumstances.

Item 7.01  Regulation FD Disclosure.

On February 28, 2012, Micron issued a press release announcing the update of its joint venture with Intel.  A copy of the press release is furnished as Exhibit 99.1 hereto.

The foregoing discussion contains forward-looking statements regarding existing and future investments in IMFT and certain emerging memory technologies.  Although Micron believes that the expectations reflected in the forward-looking statements are reasonable, Micron cannot guarantee the future results, levels of activity, performance or achievements of Micron, Micron’s subsidiaries, IMFT or the technologies it works to develop. Actual events or results may differ materially from those contained in these forward-looking statements. Among the important factors that could cause actual results to vary are changes in Micron’s and Intel’s ability and commitment to contribute cash to IMFT; the demand for and market acceptance of products Micron and Intel manufacture and have manufactured by and purchase from IMFT; the demand for and market acceptance of products Micron has manufactured by and purchased from IMFS; pricing pressures and actions taken by competitors; the ability to obtain regulatory approvals related to the purchase of IMFS; the timing and execution of the manufacturing ramp, and manufacturing yields, at IMFT’s production facilities of new emerging memory products as well as the continued operations and manufacturing yields of NAND flash memory production; disruptions in the supply of necessary raw materials, utilities or other infrastructure; unexpected expenses related to manufacturing  operations; the ability of Intel and Micron to integrate technology, management and operations at IMFT and at the facilities that it uses; adverse effects associated with product defects and deviations from published specifications; and litigation or regulatory matters involving intellectual property, antitrust and other issues. These factors could materially affect the results of IMFT that will be reflected in Micron’s financial statements and of Micron. In addition, please refer to the documents that Micron files with the Securities and Exchange Commission, including its Forms 10-K, 10-Q and 8-K and the risk factors discussed therein.  These filings identify and address other important factors that could cause the financial and operational results of Micron, Micron’s subsidiaries, IMFT and the technologies these entities work to develop to differ materially from those contained in the forward-looking statements set forth in this Form 8-K. Micron is under no duty to update any of the forward-looking statements after the date of this Form 8-K to conform to actual results.

Item 9.01  Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release issued on February 28, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRON TECHNOLOGY, INC.

Date:	February 28, 2012	By:	/s/ Ronald C. Foster
		Name:	Ronald C. Foster
		Title:	Chief Financial Officer and Vice President of Finance

INDEX TO EXHIBITS FILED WITH

THE CURRENT REPORT ON FORM 8-K DATED FEBRUARY 28, 2012

Exhibit No.	Description
99.1	Press Release issued on February 28, 2012